POWER OF ATTORNEY
The undersigned, as a Section 16 reporting person of Atmel
Corporation (the "Company"), hereby constitutes and appoints
Patrick Reutens, David McCaman, Nancy Yamaguchi, Eric Chung and
Wilson Sonsini Goodrich & Rosati, and each of them, the undersigned's true and lawful attorneys-in-fact to:
1. complete and execute Forms 3, 4, and 5 and
other forms and all amendments thereto as such attorney-in-fact shall in his or her discretion determine to be required or advisable pursuant to Section 16 of the Securities Exchange Act
of 1934 (as amended) and the rules and regulations
promulgated thereunder, or any successor laws and regulations, as a consequence of the undersigned's ownership, acquisition or disposition of securities of the Company; and
2. do all acts necessary in order to file such forms with the Securities and Exchange Commission, any securities exchange or national association, the Company and such other person or agency as the attorney-in-fact shall deem appropriate.
   The undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.
The undersigned acknowledges that each foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with the Securities Exchange Act of 1934
(as amended).
   This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the Company and the foregoing attorneys-in-fact.
   IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this day, August 19, 2008.

Signature:  /s/ Steven Laub